Exhibit 10.7

SOUTHERN CALIFORNIA EDISON COMPANY
EXECUTIVE SUPPLEMENTAL BENEFIT PROGRAM
As Amended December 31, 2008

This Executive Supplemental Benefit Program (“Program”) was originally effective March 15, 1978, and as thereafter amended consists of several parts or plans, each paid for by the Company: Part (A) “Survivor Income Continuation,” Part (B) “Supplemental Survivor Income,” Part (C) “Supplemental Survivor Income/Retirement Income” (which further consists of separate death benefit and retirement plans), and Part (D) “Supplemental Long-Term Disability.” Each separate part or plan that is included within this Program is intended to be a separate plan within the meaning of Section 409A of the Internal Revenue Code of 1986 (as amended, the “Code”) and Treasury Regulation Section 1.409A-1(c).
Eligible members (hereinafter referred to as “Participants”) are automatically provided coverage under the “Survivor Income Continuation” and the “Supplemental Long-Term Disability” parts of the Program. The “Supplemental Survivor Income” and the “Supplemental Survivor Income/Retirement Income” parts are in the alternative and employees who became eligible to participate irrevocably elected coverage under one or the other, but not both prior to January 1, 2005. It is the intention of the Company to continue these plans indefinitely, but they are subject to cancellation or amendment as may be required by law or as deemed appropriate by the Board of Directors except with respect to rights which have matured by reason of death, disability, or retirement of a Participant.
Individual eligibility and participation in these plans are subject to the terms and conditions set forth below and are only available to those employees whose participation was approved by the Chairman of the Board and Chief Executive Officer and who either (1) retired on or before January 1, 1993, or (2) were participants in these plans as of December 31, 1992 and did not elect in 1993 or 1994 to cease participation in these plans in favor of participation in the Executive Survivor and Disability Benefit Program. No benefits will be paid under these plans with respect to any employee who terminates his or her employment with the Company prior to retirement for any reason other than death or Separation from Service as defined in the Edison International 2008 Executive Severance Plan (the “Severance Plan”) such that the employee is eligible for benefits under the Severance Plan.
Notwithstanding the foregoing, if a Participant who is eligible under this Program becomes entitled to receive severance benefits under the Severance Plan or any similar successor plan as in effect upon the Participant’s Separation from Service, then such Participant shall be entitled to continued coverage under this Program with the same terms applicable for an eligible active employee for the one-year period commencing on the Participant’s Termination Date (as defined in the Severance Plan) (in the case of a Separation from Service during the Protected Period associated with a Change in Control due to severance or resignation for Good Reason (as such terms are defined in the Severance Plan), two years for Senior Vice Presidents and Presidents and other officers designated by the CEO of Edison International to be in Executive Compensation Band D or above, but three years for the Chief Executive Officer of Edison International, Southern California Edison Company, or Edison Mission Group, or the General

Counsel or Chief Financial Officer of Edison International). If the Participant is entitled to a Retirement Income benefit under Section 4 of Part C and becomes entitled to receive severance benefits under the Severance Plan or any similar successor plan as in effect upon the Participant’s Separation from Service, then the Participant will be entitled to an additional one year of age credit beyond the Participant’s age on his or her Termination Date for purposes of the Retirement Income benefit calculation (in the case of a Separation from Service during the Protected Period associated with a Change in Control due to severance or resignation for Good Reason (as such terms are defined in the Severance Plan), two years for Senior Vice Presidents and Presidents and other officers designated by the CEO of Edison International to be in Executive Compensation Band D or above, but three years for the Chief Executive Officer of Edison International, Southern California Edison Company, or Edison Mission Group, or the General Counsel or Chief Financial Officer of Edison International).
Part A.
Survivor Income Continuation Plan

1.The basic Survivor Income Continuation benefit for Participants prior to retirement shall be an annual amount equal to 63% of the Participant’s total compensation, including final annual base salary and any Executive Incentive Compensation Awards. For purposes of the Executive Supplemental Benefit Program, the dollar amount of any Executive Incentive Compensation Awards shall be determined by applying the average percentage awards received in the three (3) highest years out of the last five (5) years (except for periods of less than three (3) years, in which case the highest percentage award received will be used). This percentage will then be applied to the Participant’s final annual base salary to arrive at a dollar amount which will be added to the Participant’s final annual base salary. This total dollar amount, rounded to the next highest thousand dollars, will be the Participant’s “Total Compensation” for purposes of the Executive Supplemental Benefit Program.

Survivor Income Continuation payments shall continue for ten (10) years following the Participant’s death. Payments shall be made in equal monthly installments commencing within 90 days following the date of death, and such payments shall be made to the Participant’s then living spouse or other designated beneficiary, if any. If, under this Survivor Income Continuation Plan, a Participant or beneficiary dies under circumstances in which benefits are payable but there is no beneficiary designation, or all other beneficiaries predeceased such Participant or designated beneficiary, any remaining payments shall be made to the estate of whomever was last receiving benefit payments.
In determining the basic benefit of 63% of Total Compensation payable for 10 years, the Company has initially assumed a 10% nominal interest rate and a 50% marginal federal income tax rate. The basic benefit percentage of 63% (or 31.5% in the case of retired participants as described below) may be increased or decreased at the sole discretion of the Company because of changes in the interest rate assumption or in the tax rate assumption. However, any such changes in the basic benefit percentage will be made by the Company so that the after-tax dollar amount payable to the survivor(s) under this Part A will, as much as possible, approximate the after-tax dollar benefits which would have been paid under the prior plan before the Program was amended on December 20, 1984.

2.For those employees who retire and are participating in this Part A, the basic post‑retirement Survivor Income Continuation benefit shall be an amount equal to 31.5% of the employee’s Total Compensation, including final annual base salary and any Executive Incentive Compensation Award (determined pursuant to Section 1 hereof) and shall become payable upon the death of the Participant. Any such post-retirement payments shall be made over 10 years, as described in Section 1 above.

3.In addition to the basic benefit described in Section 1 above, a death benefit may also be available (in addition to any other benefits) if death occurs prior to retirement under circumstances which qualify as “accidental death” as defined in any master accidental death and dismemberment insurance policy which may be maintained by the Company. This accidental death benefit will be in an amount equal to a basic benefit coverage of two times the sum of the Participant’s annual base salary, plus any awards under the Executive Incentive Compensation Plan, determined according to Section 1 hereof.

Part B.
Supplemental Survivor Income Plan
1.Eligibility

Participation in this Part shall be available to employees (i) whose participation has been approved by the Chairman of the Board and Chief Executive Officer and (ii) who executed, on a form provided pursuant hereto within the prescribed time limit and in all cases prior to January 1, 2005, an election to be covered hereunder instead of under Part C, the Supplemental Survivor Income/Retirement Income Plan. Beneficiary designations shall be made on a form provided pursuant hereto and may be modified at any time unless the designation is specified as irrevocable, in which case, no subsequent beneficiary designation shall be valid.
2.Preretirement Benefit

Upon the death prior to retirement of a Participant, an annuity shall be payable as follows:
(a)If the designated beneficiary is the surviving spouse of the Participant (or a spouse at the time of beneficiary designation, but not at death), the amount of this benefit will be a lifetime monthly annuity payment. The monthly amount of this benefit will be equal to one twelfth (1/12) of 25% of the sum of the Participant’s annual base salary at the time of death plus the amount of any Executive Incentive Compensation Awards (determined according to Section 1 of Part A hereof). This monthly benefit shall be paid in equal monthly installments commencing within 90 days following the date of death. Such payments will be for a minimum of ten years and, should the surviving spouse die less than ten years after the Participant, any remaining benefits will be payable to the successor beneficiary designated by the Participant or, if there be none, to the spouse’s designated beneficiary in the same manner as the payments had been made to the spouse for the remainder of any such ten year period. If the surviving spouse (or designated former spouse) is more than three years younger than the Participant, the lifetime monthly annuity benefit shall be calculated as follows: (i) the present value of the benefit payable shall be calculated as if such spouse were three years younger than the Participant;

(ii) such present value shall be converted to a monthly benefit amount based on the actuarial life expectancy of the actual surviving spouse (or surviving designated former spouse) and shall be determined using (i) the interest rate assumption determined pursuant to Section 1 of Part A hereof, and (ii) 1983 Group Annuity Mortality table.

(b)If the Participant designates a beneficiary or beneficiaries (other than his or her spouse or a former spouse eligible for benefits under the preceding paragraph) such beneficiary or beneficiaries will receive a monthly benefit to be determined as follows. The amount of this monthly benefit will be equal to one-twelfth (1/12) of 25% of the sum of the Participant’s annual base salary at the time of death plus the amount of any Executive Incentive Compensation Awards (determined according to Section 1 of Part A hereof). This monthly benefit shall be paid in equal monthly installments commencing within 90 days following the date of death. Such payments shall continue for a period equal to the assumed life expectancy of a spouse three years younger than the Participant at the time of the Participant’s death, using the 1983 Group Annuity Mortality table. This benefit shall be payable for a minimum of ten years, and should a beneficiary die less than ten years after the death of the Participant, any unpaid benefits remaining for this ten-year period shall be payable to the successor beneficiary designated by the Participant or, if there be none, to whomever his or her beneficiary designates.

(c)If, under this Supplemental Survivor Income Plan, a Participant or beneficiary dies under circumstances in which benefits are payable but there is no beneficiary designation, or all other beneficiaries predeceased such Participant or designated beneficiary, any remaining payments shall be made to the estate of whomever was last receiving benefit payments.

3.Post-retirement Benefit

Upon the death after retirement of a Participant, his or her beneficiary shall be paid a monthly benefit in an amount equal to one-twelfth (1/12) of 25% of the sum of the Participant’s annual base salary (immediately prior to retirement) plus the amount of any Executive Incentive Compensation Awards (determined according to Section 1 of Part A hereof). This monthly benefit shall be paid in equal monthly installments commencing within 90 days following the date of death. This benefit will be payable for ten years only and, should the designated beneficiary (or subsequent beneficiary) die prior to the expiration of such ten year period, any remaining payments will be continued, until exhausted, to the successor beneficiary designated by the Participant or, if there be none, to whomever the beneficiary designates.
If, under this Supplemental Survivor Income Plan, a Participant or designated beneficiary dies under circumstances in which benefits are payable but there is no beneficiary designation, or all other beneficiaries have predeceased such Participant or beneficiary, any remaining payments shall be paid to the estate of whomever was last receiving benefit payments.

Part C.
Supplemental Survivor Income/Retirement Income Plan

1.Eligibility

Participation in this part shall be available to employees (i) whose participation has been approved by the Chairman of the Board and Chief Executive Officer and (ii) who executed, on a form provided pursuant hereto within the prescribed time limit and in all cases prior to January 1, 2005, an election to be covered hereunder instead of under Part B, the Supplemental Survivor Income Plan. Beneficiary designations shall be made on a form provided pursuant hereto and may be modified at any time unless the designation is specified as irrevocable, in which case, no subsequent beneficiary designation shall be valid. For the avoidance of doubt, the Supplemental Survivor Income and Retirement Income sections of this Part C are each intended as a separate plan within the meaning of Section 409A of the Code and Treasury Regulation Section 1.409A-1(c).
2.Preretirement Benefit

Upon the death, prior to retirement of a Participant, an annuity shall be payable as follows:
(a)If the designated beneficiary is the surviving spouse of the Participant (or a spouse at the time of beneficiary designation, but not at death), the amount of this benefit will be a lifetime monthly annuity payment. The monthly amount of this benefit will be equal to one‑twelfth (1/12) of 25% of the sum of the Participant’s annual base salary at the time of death plus the amount of any Executive Incentive Compensation Awards (determined according to Section 1 of Part A hereof). This monthly benefit shall be paid in equal monthly installments commencing within 90 days following the date of death. Such payments will be for a minimum of ten years and, should the surviving spouse die less than ten years after the Participant, any remaining unpaid benefits will be payable to the successor beneficiary designated by the Participant or, if there be none, to the spouse’s designated beneficiary in the same manner as the payments had been made to the spouse for the remainder of such ten-year period. If the surviving spouse (or designated former spouse) is more than three years younger than the Participant, the lifetime monthly benefit shall be calculated as follows: (i) the present value of the benefit payable shall be calculated as if such spouse were three years younger than the Participant; (ii) such present value shall be converted to a monthly benefit amount based on the actuarial life expectancy of the actual surviving spouse (or surviving designated former spouse) and shall be determined using (i) the interest rate assumption determined pursuant to Section 1 of Part A hereof, and (ii) the 1983 Group Annuity Mortality table.

(b)If the Participant designates a beneficiary or beneficiaries other than his or her spouse (or a former spouse eligible for benefits under the preceding paragraph) such beneficiary or beneficiaries will receive a monthly benefit to be determined as follows. The amount of this monthly benefit will be equal to one-twelfth (1/12) of 25% of the sum of the Participant’s annual base salary at the time of death plus the amount of any Executive Incentive Compensation Awards (determined according to Section 1 of Part A hereof). This monthly benefit shall be paid in equal monthly installments commencing within 90 days following the date of death. Such payments shall continue for a period equal to the assumed life expectancy of a spouse three years younger than the Participant at the time of the Participant’s death using the 1983 Group Annuity Mortality table. This benefit shall be payable for a minimum of ten years, and should a beneficiary die less than ten years after the death of a Participant, any unpaid benefits remaining for this ten year period shall be payable to the successor beneficiary designated by the Participant or, if there be none, to whomever his or her beneficiary designates. If, under this Supplemental Survivor Income/Retirement Income Plan, a Participant or beneficiary dies under circumstances in which benefits are payable but there is no beneficiary designation, or all other beneficiaries predeceased such Participant or designated beneficiary, any remaining payments shall be made to the estate of whomever was last receiving benefit payments.

3.Post-retirement Benefit

Upon the death, after retirement, of a Participant, his or her beneficiary shall be paid a monthly benefit in an amount equal to one-twelfth (1/12) of 25% of the sum of the Participant’s final annual base salary (immediately prior to retirement) plus the amount of any Executive Incentive Compensation Awards (determined according to Section 1 of Part A hereof). This monthly benefit shall be paid in equal monthly installments commencing within 90 days following the date of death.
This benefit will be payable for ten years only and, should the designated beneficiary (or subsequent beneficiary) die prior to the expiration of such ten year period, any remaining payments will be continued, until exhausted, to the successor beneficiary designated by the Participant or, if there be none, to whomever his or her beneficiary designates.
If, under this Supplemental Survivor Income/Retirement Income Plan, a Participant or designated beneficiary dies under circumstances in which benefits are payable but there is no beneficiary designation, or all other beneficiaries predeceased such Participant or designated beneficiary, any remaining payments shall be made to the estate of whomever was last receiving benefit payments.
4.Supplemental Retirement Income Benefit

(a)In accordance with transition rules under Section 409A of the Code, a Participant may (i) apply for a supplemental retirement annuity in lieu of the benefit which otherwise would be made available to a beneficiary under Section 3 of this Part C and/or (ii) elect whether to commence payment (A) within 90 days following the date of the Participant’s Separation from Service or (B) within 60 days following the later of the Participant’s Separation from Service or the first day of the month following the month in which the Participant attains age 61. Such application shall be submitted in writing, by December 31, 2008, to the Chief Executive Officer of Edison International, and shall include a statement of the reasons for such application. For purposes of this Program, Separation from Service shall be as defined in the Severance Plan, and shall mean the date when the Participant has a termination of employment that constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder.

(b)Upon approval of the application by the Chief Executive Officer of Edison International, the Participant, if he or she retires at or after age 61, shall receive a supplemental retirement annuity in a monthly amount equal to one-twelfth (1/12) of 10% of the sum of the retired Participant’s final annual base salary plus the amount of any Executive Incentive Compensation Awards (determined according to Section 1 of Part A, hereof). The supplemental retirement annuity shall be paid in equal monthly installments commencing within 90 days following the date of the Participant’s Separation from Service, unless the Participant has timely elected to commence payment within 60 days following the later of the Participant’s Separation from Service or the first day of the month following the month in which the Participant attains age 61. The supplemental retirement annuity shall be payable monthly for ten years only, to the Participant or his or her designated beneficiary (or subsequent beneficiary) should he or she die prior to the exhaustion of benefits available under this option.

(c)Effective for eligible Participants retiring on or after September 1, 1983 and after giving effect to any age credits provided for in this Program in connection with the Participant’s Separation from Service, if the Participant’s application for this optional benefit is approved and he or she retires prior to age 61 but not earlier than age 60, the benefit described under (b) shall be reduced by an amount equal to one-quarter of one percent (1/4%) for each month between his or her benefit payment commencement date and the first day of the month nearest his or her 61st birthday. For each month the benefit payment commencement date precedes age 60, the Participant’s benefit amount shall be reduced an additional one-third of one percent (1/3%).

(d)If, under this Supplemental Survivor Income/Retirement Income Plan, a Participant or beneficiary dies under circumstances in which benefits are payable but there is no beneficiary designation, or all other beneficiaries have predeceased such Participant or beneficiary(ies), any remaining payments shall be made to the estate of whomever was last receiving benefit payments.

Part D.
Supplemental Long-Term Disability Plan

1.To qualify for benefits under this Part D, a Participant must (i) be eligible for and (ii) qualify to receive monthly disability benefits under the Company’s Long-Term Disability Plan for Management Employees.

Eligibility for benefits under this Part D will be determined according to the eligibility standards and requirements set forth in the Company’s Long-Term Disability Plan for Management Employees.
2.The monthly income benefit payable under this Part D to an eligible and qualified participant shall be an amount equal to one-twelfth (1/12) of 60% of the amount of any Executive Incentive Compensation Awards. For purposes of this Part D, the dollar amount of any Executive Incentive Compensation Awards shall be determined by applying the average percentage awards received in the three (3) highest years out of the last five years (except for periods of less than three (3) years, in which case the highest percentage award received will be used). This percentage will then be applied to the Participant’s final annual base salary (before his or her disability) to arrive at a dollar amount of any Executive Incentive Compensation Awards to which the 60% factor will be applied. This monthly disability benefit will be calculated as of the first of the month in which the total disability began.

3.Payment of benefits shall commence at the same time, or as soon thereafter as practicable, as monthly income benefit payments begin under the Company’s Long-Term Disability Plan for Management Employees.

4.Payment of benefits under this Part D shall continue until such time as monthly benefits end under the Company’s Long-Term Disability Plan for Management Employees.

5.    To the fullest extent possible, the Company intends to administer this Part D according to the provisions of its Long-Term Disability Plan for Management Employees.
Part E.
Administration

1.The Executive Supplemental Benefit Program described herein (comprised of Parts A, B, C and D) shall be administered by the Company, under the direction of the Vice President, Human Resources, or such other individuals as may be authorized by him or her to perform such duties. Such administration shall include the power to interpret the various Parts of the Program, and make such equitable adjustments as may be necessary to effectuate the purposes thereof.

2.The payments to be made by the Company pursuant hereto require the Participant, for so long as the Participant remains in the active employ of the Company, to devote substantially all of his or her time, skill, diligence and attention to the business of the Company, and not to actively engage, either directly or indirectly, in any business or other activity adverse to the best interests of the business of the Company.

3.In the event that the employment of the Participant by the Company is terminated for any reason other than death, disability, a Separation from Service such that the Participant is eligible for benefits under the Severance Plan, or retirement, any benefits under this Program shall thereupon terminate, and the Company shall have no further obligation hereunder. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Participant the right to continue in the employ of the Company as a Management employee or in any other capacity. This Program relates exclusively to Executive Supplemental Benefits and is not intended to be an employment contract.

4.All payments hereunder shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established and no other segregation of assets shall be made to assure the payment of any benefits hereunder. Nothing contained in this Program, and no action taken pursuant to any of its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Participant, a designated beneficiary, or any other beneficiaries of the Participant, or any other person. Payments to the Participant or the Participant’s survivor or other designated beneficiary(ies) or any other beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Company, and no person shall have by virtue of the provisions of this Program, any interest in such assets. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company.

5.In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of the Participant to allow the Company to recover, in whole, or in part, the cost of providing the benefits hereunder, neither the Participant, the survivor or other designated beneficiary(ies), nor any other beneficiary shall have any rights whatsoever therein; the Company shall be the sole owner and beneficiary thereof and shall possess and may exercise all incidents of ownership therein.

6.Benefits under this Program shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties. Notwithstanding the foregoing, the right to receive payment hereunder is hereby expressly declared to be personal, nonassignable and nontransferrable, except by will, intestacy, or as otherwise required by law, and in the event of any attempted assignment, alienation or transfer of such rights contrary to the provisions hereof, the Company shall have no further liability for payments hereunder.

7.Subject to Section 8 of Part E, the Company shall make all determinations as to rights to benefits under this Program. Any decision by the Company denying a claim by the Employee or his or her beneficiary for benefits under this Plan shall be stated in writing and delivered or mailed to the Participant or such beneficiary hereof. Such notice shall set forth the specific reasons for the denial, written in a manner that may be understood without legal or actuarial counsel. In addition, the Company shall afford a reasonable opportunity to the Participant or such beneficiary for a full and fair review of the decision denying such claim.

8.The Board (either directly or through its designees) will have power and authority to interpret, construe, and administer this Program; provided that, the Board’s authority to interpret this Program shall not cause the Board’s decisions in this regard to be entitled to a deferential standard of review in the event that a Participant or beneficiary seeks review of the Board’s decision as described below. In addition, the Board shall have the power to prospectively modify or terminate this Program, provided that any such modification or termination does not result in the elimination of any rights that the Participant or beneficiary may have under this Program. Absent the consent of the Participant, however, the Board shall in no event have any authority to modify this section.

No member of the Board, nor its designee, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Program.
In the event of an amendment or termination of any Part of this Program, the benefits payable on account of a retired or deceased Participant shall not be impaired, and the benefits of other Participants shall not be less than the benefits to which each such Participant would have been entitled immediately prior to such amendment or termination of any Part (or Parts) of the Program.
Because it is agreed that time will be of the essence in determining whether any payments are due to a Participant or his or her beneficiary under this Program, a Participant or beneficiary may, if he or she desires, submit any claim for payment under this Program to arbitration. This right to select arbitration shall be solely that of the Participant or beneficiary and the Participant or beneficiary may decide whether or not to arbitrate in his or her discretion. The “right to select arbitration” is not mandatory on the Participant or beneficiary, and the Participant or beneficiary may choose in lieu thereof to bring an action in an appropriate civil court. Once an arbitration is commenced, however, it may not be discontinued without the mutual consent of both parties to the arbitration. During the lifetime of the Participant only he or she can use the arbitration procedure set forth in this section.
Any claim for arbitration may be submitted as follows: if Participant or beneficiary has submitted a request to be paid under this Program and the claim is finally denied by the Company in whole or in part, such claim may be filed in writing with an arbitrator of Participant’s or beneficiary’s choice who is selected by the method described in the next four sentences. The first step of the selection shall consist of the Participant or beneficiary submitting a list of five potential arbitrators to the Company. Each of the five arbitrators must be either (1) a member of the National Academy of Arbitrators located in the State of California or (2) a retired California Superior Court or Appellate Court judge. Within one week after receipt of the list, the Company shall select one of the five arbitrators as the arbitrator for the dispute in question. If the Company fails to select an arbitrator within one week after receipt of the list, the Participant or beneficiary shall then designate one of the five arbitrators for the dispute in question.
The arbitration hearing shall be held within seven days (or as soon thereafter as possible) after the picking of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of Participant or beneficiary and the Company. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator’s discretion, and the arbitrator may close the hearing in his or her sole discretion when he or she decides he or she has heard sufficient evidence to satisfy issuance of an award.
The arbitrator’s award shall be rendered as expeditiously as possible and in no event later than one week after the close of the hearing.
In the event the arbitrator finds that the Company has breached this Program, he or she shall order the Company to pay to Participant or beneficiary within two business days after the decision is rendered the amount then due the Participant or beneficiary. The award of the arbitrator shall be final and binding upon the parties.
The award may be enforced in any appropriate court as soon as possible after its rendition. The Company will be considered the prevailing party in a dispute if the arbitrator determines (1) that the Company has not breached this Program and (2) the claim by Participant or his or her beneficiary was not made in good faith. Otherwise, the Participant or his or her beneficiary will be considered the prevailing party. In the event that the Company is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorneys’ fees incurred by the Participant or his or her beneficiary) including the fees of a stenographic reporter, if employed, shall be paid by the Administrator. In the event that the Participant or his or her beneficiary is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (including all attorneys’ fees incurred by Participant or his or her beneficiary in pursuing his or her claim and the fees of a stenographic reporter, if employed), shall be paid by the Company by March 15 of the year following the year in which the arbitrator determines who is the prevailing party.
9.If any person entitled to payments under this Program is incapacitated and unable to use such payments in his or her own best interest, the Company may direct that payments (or any portion thereof) be made to that person’s legal guardian or conservator, or that person’s spouse, as an alternative to payment to the person unable to use the payments. The Company shall have no obligation to supervise the use of such payments, and court-appointed guardianship or conservatorship may be required.

10.A Participant or his or her designated beneficiary or beneficiaries may submit a hardship distribution request to the Board or its designee in writing setting forth the reasons for the request. The Board or its designee will have the sole authority to approve or deny such requests. Upon a finding that the Participant has suffered an Unforeseeable Emergency, the Board or its designee may in its discretion, permit the Participant to accelerate distributions of benefits under the Plan in the amount reasonably necessary to alleviate the Unforeseeable Emergency. For purposes of Section 10 under this Part E, “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s designated beneficiary or beneficiaries, or the Participant’s spouse or dependent (as defined in Code Section 152, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control.

11.Notwithstanding any provision of this Program to the contrary, if the Participant is a “specified employee” as defined in Section 409A of the Code, the Participant shall not be entitled to any payments or benefits under the Program upon a termination of his or her employment until the earlier of (i) the date which is six (6) months after his or her Separation from Service for any reason other than death, or (ii) the date of the Participant’s death. Any amounts otherwise payable to the Participant following a termination of his or her employment that are not so paid by reason of this Section 11 of Part E shall be paid as soon as practicable (and in any event within thirty (30) days) after the date that is six (6) months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). The provisions of this Section 11 of Part E shall only apply if, and to the extent, required to comply with Section 409A of the Code.

SOUTHERN CALIFORNIA EDISON COMPANY